UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 19, 2009

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(1) Resignation of Former Accountant.

(i) On Feburary 19, 2009, Lazar Levine &Felix LLP (the “Former Accountant”) notified Rexahn Pharmaceuticals, Inc. (the “Company”) that its assets were purchased by Parente Randolph, LLC (the “New Accountant”).  Because of the sale of assets, the Former Accountant had to resign as the Company’s principal accounting firm.

(ii) The Former Accountant reports on the Company’s financial statements for the past two years do not contain any adverse, qualified, or modified opinions or disclaimers of opinion.  Additionally, the Former Accountant reports on the Company’s financial statements for the past two years were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The resignation of the Former Accountant was not recommended or approved by the audit committee or board of directors of the Company.  The Company has engaged the New Accountant.  The decision to engage the New Accountant was approved by the audit committee of the Company.

(iv) During the Company’s two most recent fiscal years and all subsequent interim periods preceding the Former Accountant’s resignation, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(v) During the Company’s two most recent fiscal years and all subsequent interim periods preceding the resignation of the Former Accountant:

(A) The Former Accountant never advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist.

(B) The Former Accountant never advised the Company that information had come to its attention that had led it no longer to be able to rely on the Company’s management's representations, or that had made it unwilling to be associated with the financial statements prepared by management.

(C) The Former Accountant never advised the Company of the need to expand significantly the scope of its audit, or that information has come to its attention that if further investigated might:

(i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements); or

(ii) cause it to be unwilling to rely on the Company’s management's representations or be associated with the our financial statements; and the resignation of the Former Accountant has not prevented the expansion of scope of any audit or investigation.

(D) The Former Accountant never advised the Company that information had come to its attention that materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Former Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements); and the resignation of the Former Accountant did not result in the failure to resolve any issue concerning a previously-issued audit report or financial statement.

(2) Engagement of New Accountant

On February 20, 2009, the Company engaged the New Accountant as its independent principal accountant to audit its financial statements.

During the Company’s two most recent fiscal years, including all subsequent interim periods, the Company did not consult the New Accountant regarding any of the following matters:

(i) the application of accounting principles to any completed or proposed specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that the New Accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement or a reportable event for purposes of Item 304(a)(1)(iv) of Regulation S-K or the instructions thereto.

We have provided the Former Accountant and New Accountant with a copy of the disclosures in this Item 4.01 and the Former Accountant has furnished us with a letter addressed to the Commission stating that it agrees with the statements that we have made in this Item 4.01. A copy of the letter dated February 20, 2009 is attached to this Current Report on Form 8-K as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:     February 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

16.1	16.1	Letter of Lazar Levine & Felix LLP dated February 20, 2009